Cincinnati Milacron Inc. and Subsidiaries
                 Computation of Per Share Earnings
                            (Unaudited)

                                           (In thousands, except
                                             per-share amounts)

                                                12 Weeks Ended
                                             --------------------
                                             March 22,   March 23,
                                                1997        1996
                                             --------    --------
Net earnings                                 $ 13,047    $ 12,595
Less preferred dividends                          (60)        (60)
                                             --------    --------
  Net earnings available
    to common shareholders                     12,987    $ 12,535
                                             ========    ========

Primary
  Average number of common shares
    outstanding                                39,810      34,271
  Add dilutive effect of
    stock options based on
    treasury stock method                         287         571
  Deduct antidilutive restricted shares
    subject to contingent vesting                (200)         -
                                             --------    --------
  Total                                        39,897      34,842
                                             ========    ========
    Per share amount                         $    .33    $    .36
                                             ========    ========


Fully diluted
  Average number of common shares
    outstanding                                39,810      34,271
  Add dilutive effect of stock
    options based on treasury
    stock method                                  287         682
  Deduct antidilutive restricted shares
    subject to contingent vesting                (200)         -
                                             --------    --------
  Total                                        39,897      34,953
                                             ========    ========

    Per share amount                         $    .33    $    .36
                                             ========    ========



Note:     This computation is required by Regulation S-K, Item
          601, and is filed as an exhibit under Item 6 of Form 10-Q.